EXECUTION COPY









                          SECURITY AND PLEDGE AGREEMENT


                                   dated as of


                                 August 30, 2002


                                      among


                           QWEST SERVICES CORPORATION,
                            QWEST DEX HOLDINGS, INC.,
                                 QWEST DEX, INC.


                                       and


                             BANK OF AMERICA, N.A.,
                               as Collateral Agent

                                TABLE OF CONTENTS

                             ----------------------

                                                                            PAGE
                                                                            ----
SECTION 1.  Definitions........................................................2
SECTION 2.  Grant of Transaction Liens........................................15
SECTION 3.  General Representations and Warranties............................20
SECTION 4.  Further Assurances; General Covenants.............................23
SECTION 5.  Acknowledgment....................................................26
SECTION 6.  Accounts..........................................................28
SECTION 7.  Instruments.......................................................29
SECTION 8.  Commercial Tort Claims............................................30
SECTION 9.  [Intentionally Omitted]...........................................31
SECTION 10.  Proceeds of Letters of Credit....................................31
SECTION 11.  Investment Property..............................................31
SECTION 12. [Intentionally Omitted.]..........................................32
SECTION 13.  Certain Deposit Account Information..............................32
SECTION 14.  Cash Collateral Accounts.........................................33
SECTION 15.  Operation of Collateral Accounts.................................34
SECTION 16.  [Intentionally Omitted]..........................................35
SECTION 17.  Right to Vote Securities.........................................35
SECTION 18.  Certain Cash Distributions.......................................35
SECTION 19.  Remedies upon Event of Default...................................35
SECTION 20.  Limitation on Rights and Remedies................................36
SECTION 21.  Application of Proceeds..........................................36
SECTION 22.  Certain Intercreditor Arrangements in Bankruptcy.................42
SECTION 23.  Fees and Expenses; Indemnification...............................47
SECTION 24.  Authority to Administer Collateral...............................48
SECTION 25.  Limitation on Duty in Respect of Collateral......................49
SECTION 26.  General Provisions Concerning the Collateral Agent...............49
SECTION 27.  Termination of Transaction Liens; Release of Collateral..........52
SECTION 28.  Additional Lien Grantors.........................................53
SECTION 29.  Additional Permitted Secured Obligations.........................53
SECTION 30.  Notices..........................................................54
SECTION 31.  No Implied Waivers; Remedies Not Exclusive.......................55
SECTION 32.  Successors and Assigns...........................................55
SECTION 33.  Amendments and Waivers...........................................56
SECTION 34.  Choice of Law....................................................56
SECTION 35.  Waiver of Jury Trial.............................................56
SECTION 36.  Severability.....................................................57

SCHEDULES:
---------

         Schedule 1        Securities Owned by QwestDex

         Schedule 2 Notes or Other Instruments Evidencing Indebtedness Owing to QSC and QwestDex Holdings

         Schedule 3        Material Commercial Tort Claims

         Schedule 4        Deposit Accounts Owned by QwestDex Holdings and
                           QwestDex


EXHIBITS:
---------

         Exhibit A         Security and Pledge Agreement Supplement

         Exhibit B         Perfection Certificate

         Exhibit C         Form of Additional Secured Party Consent

                          SECURITY AND PLEDGE AGREEMENT

         AGREEMENT dated as of August 30, 2002 among QWEST SERVICES CORPORATION, QWEST DEX HOLDINGS, INC., QWEST DEX, INC. and BANK OF AMERICA, N.A., as Collateral Agent.

         WHEREAS, the Revolver Borrower is entering into the Revolver Credit Agreement described in Section 1 hereof, pursuant to which the Revolver Borrower seeks to amend and restate its existing revolving credit facility in order to, among other things, reinstate the commitments of the banks thereunder and extend the maturity date of the credit facility evidenced thereby;

         WHEREAS, the Revolver Borrower is willing to secure (i) its obligations under the Revolver Credit Agreement and (ii) certain other obligations specified herein, by granting Liens on certain of its assets to the Collateral Agent as provided in the Security Documents;

         WHEREAS, pursuant to the terms of the Revolver Credit Agreement, QCII and each of the QwestDex Companies have guaranteed the foregoing obligations of the Revolver Borrower;

         WHEREAS, the Revolver Borrower is willing to cause each of the QwestDex Companies to secure its guarantee of the foregoing obligations of the Revolver Borrower by granting Liens on certain of its assets to the Collateral Agent as provided in the Security Documents;

         WHEREAS, the Term Borrower is entering into the Term Credit Agreement described in Section 1 hereof, pursuant to which the Term Borrower intends to borrow funds for the purposes set forth therein;

         WHEREAS, the Term Borrower is willing to secure (i) its obligations under the Term Credit Agreement and (ii) certain other obligations specified herein, by granting Liens on certain of its assets to the Collateral Agent as provided in the Security Documents;

         WHEREAS, pursuant to the terms of the Term Credit Agreement, each of QSC and QwestDex Holdings have guaranteed the foregoing obligations of the Term Borrower;

         WHEREAS, each of QSC and QwestDex Holdings is willing to secure its guarantee of the foregoing obligations of the Term Borrower by granting Liens on certain of its assets to the Collateral Agent as provided in the Security Documents;

         WHEREAS, the Revolver Lenders are not willing to enter into the Revolver Credit Agreement unless (i) the foregoing obligations of the Revolver Borrower are secured as described above and (ii) each guarantee thereof by a QwestDex Company is secured by Liens on assets of the relevant QwestDex Company as provided in the Security Documents;

         WHEREAS, the Term Lenders are not willing to enter into the Term Credit Agreement unless (i) the foregoing obligations of the Term Borrower are secured as described above and (ii) each guarantee thereof is secured by liens on assets of the relevant Term Guarantor as provided in the Security Documents; and

         WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in Section 21 hereof;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Definitions.

         (a) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:


Term                                                            UCC
----                                                            ---

Account                                                         9-102
Authenticate                                                    9-102
Certificated Security                                           8-102
Commercial Tort Claim                                           9-102
Deposit Account                                                 9-102
Document                                                        9-102
Entitlement Holder                                              8-102
Equipment                                                       9-102
Financial Asset                                                 8-102 & 8-103
General Intangibles                                             9-102
Instrument                                                      9-102
Inventory                                                       9-102
Investment Property                                             9-102
Letter-of-Credit Right                                          9-102
Payment Intangible                                              9-102
Record                                                          9-102
Securities Account                                              8-501

Term                                                            UCC
----                                                            ---

Securities Intermediary                                         8-102
Security                                                        8-102 & 103
Security Entitlement                                            8-102
Supporting Obligations                                          9-102

         (b) Additional Definitions. The following additional terms, as used herein, have the following meanings:

         "Account Control Agreement" means, with respect to any account, a blocked account agreement in favor of the Collateral Agent, all in form and substance satisfactory to the Collateral Agent.

         "Additional Permitted Secured Obligations" has the meaning specified in
Section 29.

         "Additional Secured Party Consent" means an Additional Secured Party Consent, substantially in the form of Exhibit C, signed and delivered to the Collateral Agent in connection with the designation of Additional Permitted Secured Obligations on or after the Effective Date pursuant to Section 29.

         "Administrative Agent" means the Administrative Agent under the Term Credit Agreement or the Administrative Agent under the Revolver Credit Agreement as the context may require and, in each case, as such term is defined in the respective Credit Agreement.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person; provided that as used in this definition "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

         "Bankruptcy Event" means any Event of Default described in Section 6.01(g) or 6.01(h) of the Revolver Credit Agreement or Section 6.01(g) or 6.01(h) of the Term Credit Agreement.

         "Borrowers" means, collectively, the Revolver Borrower and the Term Borrower, and "Borrower" means either of them as the context may require.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized by law to close.

         "Cash Collateral Accounts" has the meaning specified in Section 14.

         "Cash Distributions" means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral. The term "Cash Distributions" is not intended to include receipt of payment in respect of Accounts in the ordinary course of business.

         "Collateral" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means all its property on which such a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents.

         "Collateral Accounts" means the Cash Collateral Accounts.

         "Collateral Agent" means Bank of America, N.A., in its capacities as collateral agent under the Revolver Credit Agreement and as collateral agent under the Term Credit Agreement.

         "Common Carrier" means any Person who is a common carrier for hire, in intrastate, interstate or foreign communication by wire or radio or intrastate, interstate or foreign radio transmission of energy.

         "Contingent Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including, without limitation, any Secured Obligation that is an obligation to provide additional collateral to secure a Secured Obligation, provided that contingent obligations under general indemnification provisions (such as Section
10.03 of the Revolver Term Credit Agreement, Section 10.03 of the Term Credit Agreement or Section 9.1 of each of the QwestDex Sale Agreements) or the like as to which no claim is pending or reasonably foreseeable shall not be treated as Contingent Secured Obligations for purposes of the administration of this Agreement.

         "Control", when used with respect to any Deposit Account, has the meaning specified in UCC Section 9-104.

         "Corp." means Qwest Corporation, a Colorado corporation, and its successors.

         "Corp. Equity Account" has the meaning specified in Section 14(b).

         "Corp. Equity Collateral" has the meaning specified in Section 2(a).

         "Corp. Equity Interest" means all Equity Interests in Corp.

         "Credit Agreements" means, collectively, the Revolver Credit Agreement and the Term Credit Agreement.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others guaranteed by such Person.

         "Dex Purchaser Secured Obligations" means the indemnity obligations of QSC and QwestDex arising pursuant to Section 9.1 of each of the QwestDex Sale Agreements; provided that such obligations shall not constitute Dex Purchaser Secured Obligations to the extent that they exceed $100,000,000 in the aggregate.

         "Effective Date" means September 4, 2002.

         "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

         "Event of Default" means any "Event of Default" under (and as such term is defined in) either Credit Agreement.

         "FCC" means the Federal Communications Commission and any successor agency thereof.

         "Federal Government" means the federal government of the United States or any agency or instrumentality thereof.

         "First Tier Obligations" means, with respect to any Collateral at any time, all Secured Obligations secured by a Transaction Lien on such Collateral at such time, which Transaction Lien is prior in right of payment to all other Transaction Liens in respect of such Collateral (excluding Transaction Liens securing payment of fees and expenses of the Collateral Agent and the Administrative Agent under either Credit Agreement).

         "First Tier Revolver Collateral" means, at any time prior to satisfaction of the Revolver Release Conditions, all of the Collateral in respect of which the Revolver Secured Obligations constitute First Tier Obligations at such time.

         "First Tier Term Collateral" means, at any time prior to satisfaction of the Term Release Conditions, all of the Collateral in respect of which the Term Secured Obligations constitute First Tier Obligations at such time.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Holdings Asset Collateral" has the meaning set forth in Section 2(g).

         "Holdings Equity Collateral" has the meaning specified in Section 2(e).

         "Junior Secured Parties" means, collectively, (i) the holders from time to time of the Dex Purchaser Secured Obligations and (ii) the holders from time to time of the Additional Permitted Secured Obligations.

         "Lenders" means, collectively, the Revolver Lenders and the Term
Lenders.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

         "Lien Grantors" means, collectively, the Revolver Lien Grantors and the Term Lien Grantors.

         "Liquid Investment" means a Permitted Investment (other than commercial paper) that matures within 30 days after it is first included in the Collateral.

         "LLC Interest" means a membership interest or similar interest in a limited liability company.

         "Loan Documents" means, collectively, the Revolver Loan Documents and the Term Loan Documents.

         "Loan Party" means each Revolver Loan Party and each Term Loan Party.

         "Material Commercial Tort Claims" means a Commercial Tort Claim involving a claim for more than $10,000,000.

         "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

         "Opinion of Counsel" means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel, in either case approved by the Collateral Agent) addressed and delivered to the Collateral Agent.

         "Original Lien Grantor" means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

         "own" refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and "acquire" refers to the acquisition of any such rights.

         "Partnership Interest" means a partnership interest, whether general or limited.

         "Perfection Certificate" means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules contemplated thereby to the satisfaction of the Collateral Agent, and signed by an officer of such Lien Grantor.

         "Permitted Investments" means investments in:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

          (b) commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service, Inc.;

          (c) certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of at least $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) any other Investments made in compliance with the Cash Management Investment Policy of the Company with respect to cash investments, substantially as in effect on the Closing Date.

         "Permitted Liens" means (i) the Transaction Liens and (ii) any other Liens on the Collateral not prohibited by either of the Credit Agreements.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pledged", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, "Pledged Equity Interest" means an Equity Interest that is included in the Collateral at such time.

         "Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Revolver Borrower or the Term Borrower (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

         "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

         "PUC" means any commission, board or official (by whatever name designated) which under the laws of any State has regulatory jurisdiction with respect to intrastate operations of Corp., or any of its Subsidiaries or Affiliates, with respect to such Person's business as a Common Carrier.

         "PUC Licenses" means any license, certificate or other regulatory authorization given or granted by a PUC to Corp., or any of its Subsidiaries or Affiliates, to operate as a Common Carrier.

         "QCII" means Qwest Communications International Inc., a Delaware corporation.

         "QSC" means Qwest Services Corporation, a Colorado corporation.

         "QSC Asset Collateral" has the meaning specified in Section 2(c).

         "QwestDex Holdings Account" has the meaning specified in Section 14(b).

         "QwestDex Sale Agreements" means, collectively, (i) the Purchase Agreement dated as of August 19, 2002 among QwestDex, QSC, QCII and Dex Holdings LLC and (ii) the Purchase Agreement dated as of August 19, 2002 among Qwest, QSC, QCII and Dex Holdings LLC.

         "Qwest Companies" means, collectively, the Borrowers, all of their respective Subsidiaries and QCII.

         "QwestDex" means Qwest Dex, Inc., a Colorado corporation.

         "QwestDex Asset Collateral" has the meaning specified in Section 2(i).

         "QwestDex Companies" means QwestDex Holdings and any of its Subsidiaries, and "QwestDex Company" means any of the foregoing, as the context may require.

         "QwestDex Holdings" means Qwest Dex Holdings, Inc., a Delaware corporation.

         "Regulated Entity" means a Person as to which the consent of a governmental body or official is required for any acquisition of control or change of control thereof.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.

         "Required Secured Lenders" means, at any time, (i) Revolver Lenders constituting "Required Banks" under (and as defined in) the Revolver Credit Agreement and (ii) Term Lenders constituting "Required Lenders" under (and as defined in) the Term Credit Agreement.

         "Revolver Borrower" means QSC.

         "Revolver Cash Management Obligations" means obligations of the Revolver Borrower and its Subsidiaries owed to any Revolver Lender or any of its Affiliates in respect of treasury management arrangements or other cash management services performed by such Revolving Lender or such Affiliates; provided that such obligations shall not constitute Revolver Cash Management Obligations to the extent the aggregate amount thereof exceeds $350,000,000 (such amount, the "Maximum Cash Management Amount"); and provided further that such obligations shall only constitute Revolver Cash Management Obligations if
(i) the Revolver Borrower (or its Subsidiary, as applicable) and the Revolver Lender (or Affiliate thereof) party thereto shall have expressly agreed in writing that such obligations constitute "Revolver Cash Management Obligations" entitled to the benefits of this Agreement, (ii) the Revolver Lender (or Affiliate thereof) party thereto shall have delivered a notice to the Collateral Agent to the effect set forth in clause (i) of this proviso, and acknowledging and agreeing to be bound by the terms of this Agreement with respect to such obligations and (iii) the Revolver Borrower shall have delivered written notice to the Collateral Agent (x) designating such obligations as Revolver Cash Management Obligations, (y) allocating all or a portion of the Maximum Cash Management Amount to such Revolver Cash Management Obligations, and (z) stating that, after giving effect to the designation of such Revolver Cash Management Obligations, the aggregate amount of all Revolving Cash Management Obligations will not exceed the Maximum Cash Management Amount.

         "Revolver Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 30, 2002 among the Revolver Borrower, the

QwestDex Companies, the Revolver Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent.

         "Revolver Commitment" means any "Commitment" under (and as defined in) the Revolver Credit Agreement.

         "Revolver Guarantors" means, collectively, QCII, QwestDex Holdings and QwestDex , and "Revolver Guarantor" means any of them, as the context may require.

         "Revolver Lender Obligations" means (i) all principal of all Revolver Loans outstanding from time to time under the Revolver Credit Agreement, all interest (including Post-Petition Interest) on such Revolver Loans and all other amounts now or hereafter payable by the Revolver Borrower pursuant to the Revolver Loan Documents and (ii) any renewals, extensions or refinancings of any of the foregoing purported to be secured by the Transaction Liens; provided that the principal of outstanding Revolver Loans shall not constitute a Revolver Lender Obligation to the extent that the aggregate outstanding principal amount of Revolver Loans exceeds $3,400,000,000.

         "Revolver Lenders" means, at any time, the lenders party to (and constituting the "Banks" as defined under) the Revolver Credit Agreement.

         "Revolver Lien Grantors" means the Revolver Borrower and each QwestDex Company.

         "Revolver Loan" means any "Loan" under (and as such term is defined in) the Revolver Credit Agreement.

         "Revolver Loan Documents" means "Loan Documents" as such term is defined in the Revolver Credit Agreement.

         "Revolver Loan Party" means each "Loan Party" as such term is defined in the Revolver Credit Agreement.

         "Revolver Release Conditions" means the following conditions for terminating all the Transaction Liens to the extent (but only to the extent) that they secure the Revolver Secured Obligations:

                  (i) all Revolver Commitments shall have expired or been terminated;

                 (ii) all Non-Contingent Secured Obligations that are Revolver Secured Obligations shall have been paid in full; and

                (iii) no Contingent Secured Obligation that is a Revolver Secured Obligations shall remain outstanding.

         "Revolver Secured Obligations" means the Revolver Lender Obligations and the Revolver Cash Management Obligations.

         "Secured Agreement", when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of a Borrower, obligations of a guarantor and/or rights of the holder with respect to such Secured Obligation.

         "Secured Guarantees" means collectively, with respect to any Lien Grantor, any Secured Revolver Guarantee of such Lien Grantor and any Secured Term Guarantee of such Lien Grantor and a "Secured Guarantee" refers to any such guarantee, as the context may require.

         "Secured Obligations" means, collectively, the Revolver Secured Obligations, the Term Secured Obligations, the Additional Permitted Secured Obligations and the Dex Purchaser Secured Obligations.

         "Secured Parties" means the Secured Revolver Parties, the Secured Term Parties, and the Junior Secured Parties.

         "Secured Revolver Cash Management Parties" means the holders from time to time of the Revolver Cash Management Obligations.

         "Secured Revolver Guarantee" means with respect to each Revolver Guarantor (other than QCII), its guarantee of the Revolver Secured Obligations under Article 9 of the Revolver Credit Agreement (or under any supplemental or additional guaranty agreement executed pursuant to Section 5.14 of the Revolver Credit Agreement).

         "Secured Revolver Lender Parties" means the holders from time to time of the Revolver Lender Obligations.

         "Secured Revolver Parties" means, collectively, (i) the Secured Revolver Lender Parties and (ii) the Secured Revolver Cash Management Parties.

         "Secured Term Guarantee" means, with respect to each Term Guarantor, its guarantee of the Term Secured Obligations under Article 9 of the Term Credit

Agreement (or under any supplemental or additional guaranty agreement executed pursuant to Section 5.14 of the Term Credit Agreement).

         "Secured Term Parties" means the holders from time to time of the Term Secured Obligations.

         "Secured Party Requesting Notice" means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 26(g) and
(ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

         "Security and Pledge Agreement Supplement" means a Security and Pledge Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 28 and/or adding additional property to the Collateral.

         "Security Documents" means this Agreement, the Security and Pledge Agreement Supplements and all other supplemental or additional security agreements, control agreements or similar instruments, as required by the Revolver Loan Documents in connection with the Revolver Credit Agreement or the Term Loan Documents in connection with the Term Credit Agreement.

         "Silent Revolver Collateral Lienholders" has the meaning set forth in
Section 22.

         "Silent Term Collateral Lienholders" has the meaning set forth in
Section 22.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Term Borrower" means QwestDex.

         "Term Commitment" means any "Commitment" under (and as such term is defined in) the Term Credit Agreement.

         "Term Credit Agreement" means the Term Loan Agreement dated as of August 30, 2002 among the Term Borrower, QSC, QwestDex Holdings, the Term

Lenders and Bank of America, N.A., as Administrative Agent and Collateral
Agent.

         "Term Guarantors" means, collectively, QSC and QwestDex Holdings and "Term Guarantor" means either of them, as the context may require.

         "Term Lenders" means, at any time, the lenders party to (and comprising the "Institutions" as defined under) the Term Credit Agreement.

         "Term Lien Grantors" means the Term Borrower, QSC and QwestDex
Holdings.

         "Term Loan" means any "Loan" under (and as such term is defined in) the Term Credit Agreement.

         "Term Loan Documents" means "Loan Documents" as such term is defined in the Term Credit Agreement.

         "Term Loan Party" means each "Loan Party" as such term is defined in the Term Credit Agreement.

         "Term Release Conditions" means the following conditions for terminating all the Transaction Liens to the extent (but only to the extent) that they secure the Term Secured Obligations:

                  (i) all Term Commitments shall have expired or been terminated;

                 (ii) all Non-Contingent Secured Obligations that are Term Secured Obligations shall have been paid in full; and

                (iii) no Contingent Secured Obligation that is a Term Secured Obligation shall remain outstanding.

         "Term Secured Obligations" means the (i) all principal of all Term Loans outstanding from time to time under the Term Credit Agreement, all interest (including Post-Petition Interest) on such Term Loans and all other amounts now or hereafter payable by the Term Borrower pursuant to the Term Loan Documents and (ii) any renewals, extensions or refinancings of any of the foregoing purported to be secured by the Transaction Liens; provided that the principal of outstanding Term Loans shall not constitute a Term Secured Obligation to the extent that the aggregate outstanding principal amount of Term Loans exceeds $750,000,000.

         "Transaction Liens" means the Liens granted by the Lien Grantors under the Security Documents.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

         (a) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (e) the word "property" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         SECTION 2. Grant of Transaction Liens.

         (a) QSC, in order to secure its Revolver Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Revolver Parties a continuing security interest, with the priority specified in Section 21, in all the following property of QSC (collectively, the "Corp. Equity Collateral") , whether now owned or existing or hereafter acquired or arising and regardless of where located:

                  (i) Corp. Equity Interests;

                 (ii) all rights and privileges of such Original Lien Grantor with respect to Corp. Equity Interests, and all dividends, distributions and other payments with respect to such Corp. Equity Interests; and

                (iii) all Proceeds of the Collateral described in the foregoing clauses (i) and (ii).

         (b) QSC, (x) in order to secure its Secured Term Guarantee, grants to the Collateral Agent for the benefit of the Secured Term Parties a continuing security interest, with the priority specified in Section 21, and (y) in order to secure those of its Additional Permitted Secured Obligations (if any) that are designated in accordance with Section 29 to be secured by Transaction Liens on Corp. Equity Collateral, grants to the Collateral Agent for the benefit of the holders from time to time of such Additional Permitted Secured Obligations a continuing security interest, with the priority specified in Section 21, in each case, in all of the Corp. Equity Collateral, whether now owned or, existing or hereafter acquired or arising and regardless of where located.

          (c) QSC, (x) in order to secure its Revolver Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Revolver Parties a continuing security interest, with the priority specified in Section 21, in all the following property of QSC (collectively, the "QSC Asset Collateral") , whether now owned or existing or hereafter acquired or arising and regardless of where located:

                  (i) any Debt owing to such Original Lien Grantor, whether or not evidenced by a note or Instrument (and including, without limitation, any note or other Instrument evidencing Debt owing from Qwest Wireless L.L.C. to QSC), and all such Original Lien Grantor's rights and privileges with respect to such Debt and all interest, distributions and other payments with respect thereto; and

                 (ii) all Proceeds of the Collateral described in the foregoing clause (i).

         (d) QSC, (x) in order to secure its Secured Term Guarantee, grants to the Collateral Agent for the benefit of the Secured Term Parties a continuing security interest, with the priority specified in Section 21, and (y) in order to secure those of its Additional Permitted Secured Obligations (if any) that are designated in accordance with Section 29 to be secured by Transaction Liens on

QSC Asset Collateral, grants to the Collateral Agent for the benefit of the holders from time to time of such Additional Permitted Secured Obligations a continuing security interest, with the priority specified in Section 21, in each case, in all of the QSC Asset Collateral, whether now owned or, existing or hereafter acquired or arising and regardless of where located.

         (e) QSC, in order to secure its Secured Term Guarantee, grants to the Collateral Agent for the benefit of the Secured Term Parties a continuing security interest, with the priority specified in Section 21, in all the following property of QSC (collectively, the "Holdings Equity Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located:

                  (i) Equity Interests in QwestDex Holdings;

                 (ii) all rights and privileges of such Original Lien Grantor with respect to Equity Interests in QwestDex Holdings, and all dividends, distributions and other payments with respect to such Equity Interests in QwestDex Holdings; and

                (iii) all Proceeds of the Collateral described in the foregoing clauses (i) and (ii).

         (f) QSC, (x) in order to secure its Revolver Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Revolver Parties a continuing security interest, with the priority specified in Section 21, and (y) in order to secure those of its Additional Permitted Secured Obligations (if any) that are designated in accordance with Section 29 to be secured by Transaction Liens on Holdings Equity Collateral, grants to the Collateral Agent for the benefit of the holders from time to time of such Additional Permitted Secured Obligations a continuing security interest, with the priority specified in Section 21, in each case, in all of the Holdings Equity Collateral, whether now owned or existing or hereafter acquired or arising and regardless of where located.

         (g) QwestDex Holdings, in order to secure its Secured Term Guarantee, grants to the Collateral Agent for the benefit of the Secured Term Parties a continuing security interest, with the priority specified in Section 21, in all the following property of QwestDex Holdings (collectively, the "Holdings Asset Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located:

                  (i) Equity Interests in QwestDex;

                 (ii) all rights and privileges of such Original Lien Grantor with respect to Equity Interests in QwestDex, and all dividends, distributions and other payments with respect to such Equity Interests in QwestDex;

                (iii) any Debt owing to such Original Lien Grantor, whether or not evidenced by a note or Instrument (and including, without limitation, any note or other Instrument evidencing Debt owing from QwestDex to such Original Lien Grantor), all such Original Lien Grantor's rights and privileges with respect to such Debt and all interest, distributions and other payments with respect thereto; and

                 (iv) all Proceeds of the Collateral described in the foregoing clauses (i), (ii) and (iii).

         (h) QwestDex Holdings, (x) in order to secure its Secured Revolver Guarantee, grants to the Collateral Agent for the benefit of the Secured Revolver Parties a continuing security interest, with the priority specified in
Section 21 and (y) in order to secure those of its Additional Permitted Secured Obligations (if any) that are designated in accordance with Section 29 to be secured by Transaction Liens on Holdings Asset Collateral, grants to the Collateral Agent for the benefit of the holders from time to time of such Additional Permitted Secured Obligations, a continuing security interest, with the priority specified in Section 21, in all of the Holdings Asset Collateral, whether now owned or existing or hereafter acquired or arising and regardless of where located.

          (i) QwestDex, in order to secure its Term Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Term Parties a continuing security interest, with the priority specified in Section 21, in all the following property of QwestDex (collectively, subject to the proviso at the end of this subsection (i), the "QwestDex Asset Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located:

                  (i) all Accounts;

                 (ii) all Chattel Paper;

                (iii) the Commercial Tort Claims described in Schedule 3;

                 (iv) all Deposit Accounts;

                  (v) all Documents;

                 (vi) all Equipment;

                (vii) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);

               (viii) all Instruments;

                 (ix) all Inventory;

                  (x) all Investment Property;

                 (xi) all Letter-of-Credit Rights;

                (xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral;

               (xiii) such Original Lien Grantor's ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Agent; and

                (xiv) all Proceeds of the Collateral described in the foregoing clauses (i) through (xiii);

provided that the following property is excluded from the foregoing security interests: (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Foreign Subsidiary and (C) all assets of QwestDex located in, or attributable to, the State of Washington or the State of Utah.

         (j) QwestDex, (x) in order to secure its Secured Revolver Guarantee, grants to the Collateral Agent for the benefit of the Secured Revolver Parties a continuing security interest, with the priority specified in Section 21, (y) in order to secure its Dex Purchaser Secured Obligations, grants to the Collateral Agent for the benefit of the holders from time to time of the Dex Purchaser Secured Obligations a continuing security interest, with the priority specified in Section 21, and (z) in order to secure those of its Additional Permitted Secured Obligations (if any) that are designated in accordance with Section 29 to be secured by Transaction Liens on QwestDex Asset Collateral, grants to the Collateral Agent for the benefit of the holders from time to time of such

Additional Permitted Secured Obligations a continuing security interest, with the priority specified in Section 21, in each case, in all of the QwestDex Asset Collateral, whether now owned or existing or hereafter acquired or arising and regardless of where located.

         (k) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

         (l) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

         (m) If the governmental body or official having jurisdiction over any Regulated Entity determines that the pledge of the shares of capital stock of such Regulated Entity hereunder constitutes the acquisition of or a change of control with respect to such Regulated Entity as to which the prior approval of such governmental body or official was required, then, immediately upon the relevant Lien Grantor's (1) written memorialization of oral notice or (2) receipt of written notice from such governmental body or official of such determination and without any action on the part of the Collateral Agent or any other Person, such pledge shall be rendered void ab initio and of no effect. Upon any such occurrence, (i) the Collateral Agent shall, at such Lien Grantor's written request and expense, return all certificates representing such capital stock to such Lien Grantor and execute and deliver such documents as such Lien Grantor shall reasonably request to evidence such Lien Grantor's retention of all rights in such capital stock and (ii) such Lien Grantor shall promptly submit a request to the relevant governmental body or official for approval of the pledge of such shares to the Collateral Agent hereunder and, upon receipt of such approval, shall forthwith deliver to the Collateral Agent certificates representing all the outstanding shares of capital stock of such Regulated Entity (subject to the limitation in Section 11(f) if such Regulated Entity is a Foreign Subsidiary) to be held as Collateral hereunder.

         SECTION 3. General Representations and Warranties. (a) Each Original Lien Grantor represents and warrants that:

                  (i) Such Lien Grantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

                 (ii) All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any liens that are Permitted Liens. All shares of capital stock included in such Pledged Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except (x) the Loan Documents and (y) with respect to Pledged Equity Interests of any issuer that is not a Subsidiary of such Lien Grantor, agreements granting rights of first refusal and similar rights to shareholders of such issuer) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

                (iii) Such Lien Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

                 (iv) Such Lien Grantor has not performed any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement (it being understood, and the parties hereto having acknowledged pursuant to Section 5, that certain restrictions on such enforcement exist under applicable law). No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.

                  (v) The Transaction Liens on all Collateral owned by such Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations purported to be secured by such item of Collateral pursuant to Section 2.

                 (vi) Such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Effective Date. Within 60 days after the Effective Date, such Lien Grantor will furnish to the Collateral Agent a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Collateral.

                (vii) When UCC financing statements describing the Collateral as set forth in Schedule 2 to such Lien Grantor's Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such UCC financing statements, (and, in the case of Transaction Liens granted by QwestDex, (x) the filing of certain intellectual property filings, (y) the due recordation of mortgages and (z) the filing of assignments and notices of assignment with the relevant Governmental Authority regarding government contracts between such Lien Grantor and a Governmental Authority), no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or (except as otherwise set forth in Section 5) enforceability thereof or for the perfection or due recordation of the Transaction Liens or (except as otherwise set forth in Section 5) for the enforcement of the Transaction Liens.

         (b) In addition to the representations and warranties set forth in subsection (a) above, QwestDex represents and warrants that:

                  (i) As of the Effective Date, such Lien Grantor does not own any Equity Interests in Subsidiaries or Affiliates.

                 (ii) Schedule 1 lists, as of the Effective Date, all Securities owned by such Lien Grantor.

                (iii) Such Lien Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in (i) any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors and (ii) any Payment Intangibles or promissory notes purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

                 (iv) Such Lien Grantor's Collateral is insured as required by the Credit Agreement.

                  (v) All of such Lien Grantor's Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

         (c) In addition to the representations and warranties set forth in subsection (a) of this Section 3, each of QSC and QwestDex Holdings represents and warrants that:

                  (i) Schedule 2 lists all of the notes or other Instruments evidencing Debt owing to such Lien Grantor as of the Effective Date.

                 (ii) As of the Effective Date, such Lien Grantor has delivered to the Collateral Agent as Collateral hereunder all notes and Instruments evidencing Debt owing to such Lien Grantor.

         SECTION 4. Further Assurances; General Covenants. Each Lien Grantor covenants as follows:

         (a) Such Lien Grantor will, from time to time, at the Borrowers' expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to:

                  (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor's Collateral;

                 (ii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

                (iii) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor's Collateral;

provided that no Lien Grantor will be required to take any action with respect to (u) delivering Instruments other than as provided in Section 7, (v) delivering letters of credit other than as provided in Section 10, (w) recording mortgages and/or fixture filings, (x) filing with the United States Patent and Trademark Office or the United States Copyright Office, (y) filing with a Governmental Authority an assignment and notice of assignment of a contract between such Lien Grantor and the relevant Governmental Authority or (z) entering into an issuer control agreement with respect to any Uncertificated Securities, a securities account control agreement with respect to any Security Entitlement or deposit account control agreement with respect to any Deposit Account; provided further that no Lien Grantor shall be required to deliver an Opinion of Counsel in order to satisfy its obligations under this Section 4(a), except to the extent that delivery of such Opinion of Counsel is otherwise expressly required pursuant to this Agreement.

To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without such Lien Grantor's signature appearing thereon. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Such Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute all filings required or so requested for the foregoing purposes (subject to the limitations set forth in the first proviso above), all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 27. The Borrowers will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

         (b) Such Lien Grantor will not (i) change its name or corporate structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 4(c); provided that no such Opinion of Counsel shall be required in connection with the actions described in clause (iii) (and such actions shall not be prohibited ) if the relevant security agreement creates Liens that are not prohibited under either Credit Agreement.

         (c) At least 30 days before it takes any action contemplated by Section 4(b) (other than any action described in the proviso to such Section), such Lien Grantor will, at the Borrowers' expense, cause to be delivered to the Collateral Agent an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect the Transaction Liens (to the extent such Liens can be perfected by filing pursuant to the UCC) against all creditors of and purchasers from such Lien Grantor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Required Secured Lenders, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Lien Grantor after it takes such action or the accuracy of such Lien Grantor's representations and warranties herein relating to such Collateral.

         (d) Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Lien Grantor may do any of the foregoing unless
(i) doing so would violate a covenant in one or both of the Credit Agreements or
(ii) an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified such Lien Grantor that its right to do so is terminated, suspended or otherwise limited. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Lien Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Borrowers' expense, execute and deliver to the relevant Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

         (e) Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Lien Grantor's Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

         (f) Such Lien Grantor agrees to exercise commercially reasonable efforts:

                  (i) to cooperate with the Collateral Agent to obtain any approval of the FCC or the PUCs for any action or transaction contemplated by this Agreement which is then required by applicable law (provided that no Lien Grantor shall be required to seek or obtain such FCC or PUC approval of any grant of Transaction Liens with respect to any Holdings Asset Collateral or any QwestDex Asset Collateral located in, or attributable to, the State of Washington or the State of Utah); and

                 (ii) after the occurrence of an Event of Default, cooperate with the Collateral Agent to obtain any approval of the FCC, any PUC and any other Governmental Authority which may be required, necessary or appropriate under the FCC's, such PUC's or such Governmental

         Authority's rules and regulations in connection with any sale or transfer of any of the capital stock or assets of a Borrower or any of its Subsidiaries.

         SECTION 5. Acknowledgment.

         (a) The Collateral Agent on behalf of the Secured Parties acknowledges and recognizes that Corp. is a Regulated Entity, and that the ability of creditors (including the Secured Parties) to exercise rights in connection with any pledge of, or security interest in, the capital stock of Corp. is subject to any applicable restrictions or prohibitions, before or after any default by such Lien Grantor, (i) on the right of any Person to acquire control of Corp. without the prior consent of the FCC or of certain PUCs or other Governmental Authorities, (ii) on the right of such Lien Grantor to afford its creditors (including the Secured Parties) or creditors of certain Affiliates of Corp. recourse to or against the assets of Corp., or (iii) to foreclose on, or otherwise acquire ownership of, the capital stock of Corp.

         (b) The Collateral Agent on behalf of the Secured Parties acknowledges and agrees that the pledge of the capital stock of Corp. does not afford the Secured Parties (or any other creditor of such Lien Grantor) (i) any recourse to or against the assets of Corp., including without limitation any assets subject to regulation by the FCC or any PUC, or (ii) ownership of, or the right or power to vote, such capital stock or the right or power to control the operations, management or policies of Corp.

         (c) The Collateral Agent on behalf of the Secured Parties agrees that, notwithstanding anything to the contrary contained in this Agreement, any Revolver Loan Document or any Term Loan Document, the Collateral Agent shall not, without the prior consent of the FCC and, to the extent required by applicable law, the PUCs or other Governmental Authorities, take any action pursuant to this Agreement, any Revolver Loan Document or any Term Loan Document, whether before or after any Event of Default, including without limitation any exercise of remedies, that would constitute or result in:

                  (i) The exercise by the Collateral Agent on behalf of the Secured Parties of control over Corp. or any of its Subsidiaries, including without limitation, directly or indirectly:

                           (A) Electing or removing any director or officer of
                  Corp. or any of its Subsidiaries;

                           (B) Causing the payment or making of any dividend or
                  other distribution with respect to the capital stock of Corp.

                           (C) Preventing or restricting any Lien Grantor from
                  exercising its power to vote, or give consents with respect to, its shares of the capital stock of Corp.; and

                           (D) Managing or directing the operations or policies
                  of Corp.;

                 (ii) The liquidation, dissolution, reorganization, merger, consolidation or recapitalization, or sale, transfer, mortgage, lease or other disposition of the assets, of Corp.;

                (iii) Any application of, or other recourse to or against, the assets of Corp. or any of its Subsidiaries that are Regulated Entities to the payment, setoff, or reduction of the Revolver Loans or the Term Loans;

                 (iv) The sale, disposition or transfer of the capital stock of Corp.; and

                  (v) Calling any meeting of shareholders or of the Board of Directors of Corp. (or any committee thereof) or voting, giving consent or exercising any other right as a shareholder of Corp.

         (d) The Collateral Agent on behalf of the Secured Parties acknowledges and recognizes that a QwestDex Company may be a Regulated Entity in certain States, and that the ability of creditors (including the Secured Parties) to exercise rights in connection with any pledge of, or security interest in, the capital stock or assets of a QwestDex Company may be subject to any applicable restrictions or prohibitions, before or after any default by such Lien Grantor, on the right of any Person (i) to acquire control of a QwestDex Company without the prior consent of certain PUCs or (ii) to foreclose on, or otherwise acquire ownership of, the capital stock of a QwestDex Company or the QwestDex Asset Collateral.

         (e) The Collateral Agent on behalf of the Secured Parties acknowledges and agrees that the pledge of the capital stock or assets of a QwestDex Company does not afford the Secured Parties (or any other creditor of the applicable Lien Grantor) ownership of, or the right or power to vote, such capital stock or the right or power to control the operations, management or policies of such QwestDex Company.

         (f) The Collateral Agent agrees that, notwithstanding anything to the contrary contained in this Agreement, any Revolver Loan Document or any Term Loan Document, the Collateral Agent shall not, without the prior consent of the PUCs, to the extent required by applicable law, take any action pursuant to this

Agreement, any Revolver Loan Document or any Term Loan Document, whether before or after any Event of Default, including without limitation any exercise of remedies, that would constitute or result in:

                  (i) The exercise by the Collateral Agent of control over a QwestDex Company, any of its Subsidiaries or any of its assets, including without limitation, directly or indirectly:

                           (A) Electing or removing any director or officer of a
                  QwestDex Company or any of its Subsidiaries;

                           (B) Causing the payment or making of any dividend or
                  other distribution with respect to the capital stock of a QwestDex Company;

                           (C) Preventing or restricting any Lien Grantor from
                  exercising its power to vote, or give consents with respect to, its shares of the capital stock of a QwestDex Company; and

                           (D) Managing or directing the operations or policies
                  of a QwestDex Company;

                 (ii) The liquidation, dissolution, reorganization, merger, consolidation or recapitalization, or sale, transfer, mortgage, lease or other disposition of the assets, of a QwestDex Company;

                (iii) The sale, disposition or transfer of the capital stock of a QwestDex Company; and

                 (iv) Calling any meeting of shareholders or of the Board of Directors of a QwestDex Company (or any committee thereof) or voting, giving consent or exercising any other right as a shareholder of a QwestDex Company.

         SECTION 6. Accounts. Each Lien Grantor whose Collateral includes Pledged Accounts represents, warrants and covenants as follows:

         (a) Such Lien Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due, all amounts owing under its Accounts (including delinquent Accounts, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Accounts. Subject to the rights of the Collateral Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) any extension or renewal of the time or times for payment, or settlement for less than the total unpaid balance, that such Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in the ordinary course of business and consistent with such Lien Grantor's historical collection practices. The costs and expenses (including attorney's fees) of collection, whether incurred by such Lien Grantor or the Collateral Agent, shall be paid by such Lien Grantor.

         (b) If an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Collateral Agent or its designee.

         SECTION 7. Instruments. Except as to actions to be taken by the Collateral Agent, each Lien Grantor whose Collateral includes Pledged Instruments represents, warrants and covenants as follows:

         (a) On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security and Pledge Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder all Pledged Instruments then owned by such Lien Grantor; provided that the Lien Grantor shall not be required to deliver any Pledged Instrument to the Collateral Agent if (x) the obligor under such Pledged Instrument is not an Affiliate of QwestDex and (y) the aggregate principal or face amount of such instrument does not exceed $500,000 and (z) the sum of the aggregate principal or face amount of such instrument and the aggregate principal or face amount of all other Pledged Instruments not delivered to the Collateral Agent in reliance on this proviso does not exceed $5,000,000. Thereafter, whenever such Lien Grantor acquires any such Pledged Instrument, such Lien Grantor will immediately deliver such Pledged Instrument to the Collateral Agent as Collateral hereunder, subject to the proviso in the previous sentence.

         (b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent will, promptly upon request by the relevant Lien Grantor, make appropriate arrangements for making any Pledged Instrument available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

         (c) All Pledged Instruments owned by such Lien Grantor, when delivered to the Collateral Agent, will be indorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent.

         (d) Upon the delivery of any Pledged Instrument owned by such Lien Grantor to the Collateral Agent, the Transaction Lien on such Collateral will be perfected, subject to no prior Liens or rights of others.

         SECTION 8. Commercial Tort Claims. Each Lien Grantor whose Collateral includes Commercial Tort Claims represents, warrants and covenants as follows:

         (a) In the case of an Original Lien Grantor whose Collateral includes Commercial Tort Claims, Schedule 3 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Material Commercial Tort Claim with respect to which such Original Lien Grantor is the claimant as of the Effective Date. In the case of any other Lien Grantor whose Collateral includes Commercial Tort Claims, Schedule 3 to its first Security and Pledge Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Material Commercial Tort Claim with respect to which such Lien Grantor is the claimant as of the date on which it signs and delivers such Security and Pledge Agreement Supplement.

         (b) If any Lien Grantor whose Collateral includes Commercial Tort Claims acquires a Material Commercial Tort Claim after the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security and Pledge Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will promptly sign and deliver to the Collateral Agent a Security and Pledge Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Collateral Agent for the benefit of the Secured Parties.

         (c) Upon the filing of a UCC financing statement in the jurisdiction under the laws of which the relevant Lien Grantor is organized, the Transaction Lien on each Material Commercial Tort Claim described pursuant to subsection (a) or (b) above will be perfected, subject to no prior Liens or rights of others.

         SECTION 9. [Intentionally Omitted].

         SECTION 10. Proceeds of Letters of Credit. Except as to actions to be taken by the Collateral Agent, each Lien Grantor whose Collateral includes Letter- of-Credit Rights represents, warrants and covenants that if an Event of Default shall have occurred and be continuing, such Lien Grantor will, promptly upon request by the Collateral Agent, deliver all letters of credit to which it is a beneficiary to the Collateral Agent and notify (and such Lien Grantor authorizes the Collateral Agent to notify) the issuer and each Nominated Person with respect to each of its Pledged letters of credit that (i) the proceeds thereof have been assigned to the Collateral Agent hereunder and (ii) any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee.

         SECTION 11. Investment Property. Each Lien Grantor whose Collateral includes Investment Property represents, warrants and covenants as follows:

         (a) Certificated Securities. On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security and Pledge Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Lien Grantor. Thereafter, whenever such Lien Grantor acquires any other certificate representing a Pledged Certificated Security, such Lien Grantor will immediately deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 11(f) in the case of voting Equity Interests in a Foreign Subsidiary.

         (b) Regulated Entities. If the Collateral includes any capital stock of a Regulated Entity that is not represented by certificates, the relevant Lien Grantor shall exercise its best efforts to cause such capital stock to be represented by certificates and, promptly upon receipt thereof, comply with
Section 11(a) with respect thereto.

         (c) Perfection as to Certificated Securities. When such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 11(d) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Certificated Security and
(iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

         (d) Delivery of Pledged Certificated Securities. All certificates representing Pledged Certificated Securities, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent.

         (e) Communications. Each Lien Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Lien Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Lien Grantor is the Entitlement Holder.

         (f) Foreign Subsidiaries. A Lien Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (B) of the proviso at the end of Section 3(a) and/or the comparable provisions of one or more Security and Pledge Agreement Supplements.

         (g) Compliance with Applicable Foreign Laws. If and so long as the Collateral includes (i) any Equity Interest in, or other Investment Property issued by, a legal entity organized under the laws of a jurisdiction outside the United States or (ii) any Security Entitlement in respect of a Financial Asset issued by such a foreign legal entity, the relevant Lien Grantor will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens and rights of others therein, other than Permitted Liens.

         SECTION 12. [Intentionally Omitted.].

         SECTION 13. Certain Deposit Account Information. Each of QwestDex Holdings and QwestDex represents, warrants and covenants as follows:

         (a) Schedule 4 hereto lists, with respect to each such Original Lien Grantor as of the Effective Date, (i) each deposit account owned by such Original Lien Grantor on such date, (ii) the legal name of the relevant account party, (iii) the name of the relevant depositary bank, and (iv) the name and telephone number of the appropriate contact person in respect of such account at such depositary bank.

         (b) Such Lien Grantor agrees to deliver to the Collateral Agent:

                  (i) within 10 days following the Effective Date, copies of the most recent monthly statements provided by the applicable depositary bank (the "Monthly Account Statements") with respect to each Deposit Account owned by such Lien Grantor on the Effective Date;

                 (ii) on the fifth day following each calendar quarter, copies of the Monthly Account Statements for the three months comprising such quarter with respect to each Deposit Account then owned by such Lien Grantor, together with an updated schedule of all deposit accounts owned by such Lien Grantor (x) including, with respect to each account, the information described in clauses (i)-(iv) of subsection (a) above and (y) specifying any changes to such schedule since the Effective Date (or, if later, from the date of the then most recently delivered schedule pursuant to this Section 13(b)); and

                (iii) at any time during which any Triggering Event (as defined in the Term Credit Agreement) exists, on the fifth day of each calendar month, an Officers Certificate of such Lien Grantor (x) setting forth the amounts (if any) that have been paid out of each Deposit Account owned by such Lien Grantor in respect of mandatory interest and principal payments pursuant to Section 5.10 of the Term Credit Agreement, (y) attaching the current Monthly Statements (and any other Monthly Statements issued since the end of the prior calendar quarter and not previously delivered) with respect to each Deposit Account owned by such Lien Grantor and (z) certifying as to the accuracy of each of the foregoing.

         SECTION 14. Cash Collateral Accounts. (a) If and when required for purposes hereof, the Collateral Agent will establish with respect to each Lien Grantor one or more accounts (each, a "Cash Collateral Account"), in the name and under the exclusive control of the Collateral Agent and subject (to the extent necessary or advisable in the sole discretion of the Collateral Agent) to an Account Control Agreement, into which all amounts owned by such Lien Grantor that are to be deposited therein pursuant to Section 14(b) or Section 18 shall be deposited from time to time. Each Cash Collateral Account will be operated as provided in this Section and Section 15.

         (b) The Collateral Agent shall deposit in the relevant Cash Collateral Account of each Lien Grantor:

                  (i) each Cash Distribution required by Section 18 to be deposited therein; and

                 (ii) each amount realized or otherwise received by the Collateral Agent with respect to assets of such Lien Grantor upon any exercise of remedies pursuant to any Security Document; provided that, in the case of QSC, the Collateral Agent shall establish separate Cash Collateral Accounts for the deposit of amounts realized or received by the Collateral Agent with respect to the Pledged Holdings Equity Collateral, on one hand (any such Cash Collateral Account, the "QwestDex Holdings Account"), and with respect to the Pledged Corp. Equity Collateral, on the other (any such Cash Collateral Account, the "Corp. Equity Account").

         (c) The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Cash Collateral Account from time to time pursuant to each clause of subsection (b) of this Section, as applicable.

         SECTION 15. Operation of Collateral Accounts. (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.

         (b) Funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in such Liquid Investments as the relevant Lien Grantor shall request from time to time; provided that (i) if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such Liquid Investments and (ii) if such Liquid Investments are to be held in a Securities Account, either (x) the Collateral Agent is the Entitlement Holder with respect to such Liquid Investments or (y) the relevant Entitlement Holder and the relevant Securities Intermediary shall have theretofore entered into a Securities Account Control Agreement with respect to such Securities Account and delivered it to the Collateral Agent (which shall enter into the same).

         (c) If an Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 21.

         (d) If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

         SECTION 16. [Intentionally Omitted].

         SECTION 17. Right to Vote Securities. (a) Unless (x) an Event of Default shall have occurred and be continuing, and (y) all approvals and/or consents required to be obtained prior to restricting a Lien Grantor's ability to vote and give consents and waivers (as described in Section 5) have been granted, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security or other Pledged Equity Interests owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it.

         (b) If (i) an Event of Default shall have occurred and be continuing,
(ii) all approvals and/or consents required to be obtained in accordance with
Section 5 shall have been granted and (iii) the Collateral Agent shall have notified the relevant Lien Grantor in writing that such required approvals and/or consents have been granted, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property and the other Pledged Equity Interests (if any), with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

         SECTION 18. Certain Cash Distributions. Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 15.

         SECTION 19. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) (subject, in each case, to the limitations set forth in
Section 5) under the Security Documents.

         (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties (subject, in each case, to the limitations set forth in Section 5) all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 21 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 24.

         SECTION 20. Limitation on Rights and Remedies. Notwithstanding anything herein to the contrary:

         (a) at all times until all Revolver Secured Obligations have been paid in full in cash and the Revolver Release Conditions shall have been satisfied, none of the Secured Revolver Cash Management Parties, the Secured Term Parties or the Junior Secured Parties (in each case, in their respective capacities as such) shall be entitled to (A) exercise (or to direct the Collateral Agent to exercise) any rights (including any rights to approve or disapprove any action or inaction by the Collateral Agent) or remedies with respect to the First Tier Revolver Collateral, including without limitation the right to (1) enforce any Liens or sell or otherwise foreclose on any portion of the First Tier Revolver Collateral or (2) request any action, institute proceedings, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the First Tier Revolver Collateral or (B) demand, accept or obtain any lien and/or security interest in any First Tier Revolver Collateral (except for the Transaction Liens arising under, and subject to the terms of, this Agreement).

         (b) at all times until all Term Secured Obligations have been paid in full in cash and the Term Release Conditions shall have been satisfied, none of the Secured Revolver Parties or the Junior Secured Parties (in their capacities as such) shall be entitled to (A) exercise (or to direct the Collateral Agent to exercise) any rights (including any rights to approve or disapprove any action or inaction by the Collateral Agent) or remedies with respect to the First Tier Term Collateral, including without limitation the right to (1) enforce any Liens or sell or otherwise foreclose on any portion of the First Tier Term Collateral or (2) request any action, institute proceedings, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the First Tier Term Collateral or (B) demand, accept or obtain any lien and/or security interest in any First Tier Term Collateral (except for the Transaction Liens arising under, and subject to the terms of, this Agreement).

         SECTION 21. Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply, in accordance with Section 20, (i) any cash held in the Corp. Equity Account and any cash held in the Collateral Accounts in respect of the QSC Asset Collateral and (ii) the proceeds of any sale or other disposition of all or any part of the Corp. Equity

Collateral or all or any part of the QSC Asset Collateral, in the following order of priorities:

               first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents;

               second, to pay all fees and any other expenses and other amounts then due and payable to the Collateral Agent pursuant to Section 23, until payment in full of all such Collateral Agent fees and other expenses and amounts shall have been made;

               third, to pay all expenses, liabilities and advances incurred or made by the Administrative Agent in connection with the Revolver Credit Agreement, until payment in full of all such expenses and other amounts shall have been made;

               fourth, to pay all fees then due and payable to the Administrative Agent under the Revolver Credit Agreement or the other Revolver Loan Documents, until payment in full of all such Administrative Agent fees shall have been made;

               fifth, to pay ratably (i) all interest (including Post-Petition Interest) on the Revolver Lender Obligations and (ii) all commitment and other fees payable under the Revolver Credit Agreement, until payment in full of all such interest and fees shall have been made;

               sixth, to pay ratably (i) the unpaid principal of the Revolver Lender Obligations (or provide for the payment thereof pursuant to Section 21(d)) and (ii) the unpaid Revolver Cash Management Obligations (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such principal and cash management obligations shall have been made (or so provided for);

               seventh, to pay all other Revolver Secured Obligations ratably (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such other Revolver Secured Obligations shall have been made (or so provided for);

               eighth, to pay any outstanding Term Secured Obligations in the order of priorities set forth in clauses third, fourth, fifth, sixth and seventh of Section 21(b);

               ninth, to pay ratably the Additional Permitted Secured Obligations (if any) that are secured by a Transaction Lien on Corp. Equity Collateral (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such obligations shall have been made (or so provided for); and

               finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

         The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

         (b) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply, in accordance with Section 20, (i) any cash held in the Collateral Accounts in respect of the Holdings Equity Collateral and the Holdings Asset Collateral and (ii) the proceeds of any sale or other disposition of all or any part of the Holdings Equity Collateral or all or any part of the Holdings Asset Collateral in the following order of priorities:

               first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents;

               second, to pay all fees and any other expenses and other amounts then due and payable to the Collateral Agent pursuant to Section 23, until payment in full of all such Collateral Agent fees and other expenses and amounts shall have been made;

               third, to pay all expenses, liabilities and advances incurred or made by the Administrative Agent in connection with the Term Credit Agreement, until payment in full of all such expenses and other amounts shall have been made;

               fourth, to pay all fees then due and payable to the Administrative Agent under the Term Credit Agreement or the other Term Loan Documents, until payment in full of all such Administrative Agent fees shall have been made;

               fifth, to pay ratably (i) all interest (including Post-Petition Interest) on the Term Secured Obligations and (ii) all commitment and other fees payable under the Term Credit Agreement, until payment in full of all such interest and fees shall have been made;

               sixth, to pay ratably the unpaid principal of the Term Secured Obligations (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such principal shall have been made (or so provided for);

               seventh, to pay all other Term Secured Obligations ratably (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such other Term Secured Obligations shall have been made (or so provided for); and

               eighth, to pay any outstanding Revolver Secured Obligations in the order of priorities set forth in clauses third, fourth, fifth, sixth and seventh of Section 21(a);

               ninth, to pay ratably the Additional Permitted Secured Obligations, (if any) that are secured by a Transaction Lien on the Holdings Equity Collateral or Holdings Asset Collateral, as applicable (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such obligations shall have been made (or so provided for); and

               finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

         The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

         (c) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply, in accordance with Section 20, (i) any cash held in the Collateral Accounts in respect of the QwestDex Asset Collateral and (ii) the proceeds of any sale or other disposition of all or any part of the QwestDex Asset Collateral in the following order of priorities:

               first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and all fees then due and payable to the Collateral Agent;

               second, to pay all fees and any other expenses and other amounts then due and payable to the Collateral Agent pursuant to Section 23, until payment in full of all such Collateral Agent fees and other expenses and amounts shall have been made;

               third, to pay all expenses, liabilities and advances incurred or made by the Administrative Agent in connection with the Term Credit Agreement, until payment in full of all such expenses and other amounts shall have been made;

               fourth, to pay all fees then due and payable to the Administrative Agent under the Term Credit Agreement or the other Term Loan Documents, until payment in full of all such Administrative Agent fees shall have been made;

               fifth, to pay ratably (i) all interest (including Post-Petition Interest) on the Term Secured Obligations and (ii) all commitment and other fees payable under the Term Credit Agreement, until payment in full of all such interest and fees shall have been made;

               sixth, to pay ratably the unpaid principal of the Term Secured Obligations (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such principal shall have been made (or so provided for);

               seventh, to pay all other Term Secured Obligations ratably (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such other Term Secured Obligations shall have been made (or so provided for);

               eighth, to pay any outstanding Revolver Secured Obligations in the order of priorities set forth in clauses third, fourth, fifth, sixth and seventh of Section 21(a);

               ninth, to pay ratably the Additional Permitted Secured Obligations, (if any) that are secured by a Transaction Lien on the QwestDex Asset Collateral (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such obligations shall have been made (or so provided for);

               tenth, to pay ratably the Dex Purchaser Secured Obligations (or provide for the payment thereof pursuant to Section 21(d)), until payment in full of all such obligations shall have been made (or so provided for); and

               finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

         The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

         (d) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 21(d), be payable pursuant to Section 21(a), 21(b), 21(c) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable. If the holder of such Contingent Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 21(d) rather than Section 21(a), 21(b), 21(c), as applicable. The Collateral Agent will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 21(a), 21(b), 21(c), as applicable (i.e., clause second, fourth or fifth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 21(a), 21(b), 21(c), as applicable. If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 21(d) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 21(a), 21(b), 21(c), as applicable.

          (e) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to
Section 26(f). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

         SECTION 22. Certain Intercreditor Arrangements in Bankruptcy.

         (a) (i) Except as otherwise specifically permitted in this Section
22(a):

                           (A) until such time as all Revolver Lender
                  Obligations have been paid in full in cash and the Revolver Release Conditions shall have been satisfied, none of the Secured Revolver Cash Management Parties, the Secured Term Parties or the Junior Secured Parties (in each case, in their respective capacities as such) (collectively, for purposes of this Section 22(a), the "Silent Revolver Collateral Lienholders") shall assert, or make any request or demand upon the Collateral Agent to assert any claim, motion, objection, or argument in respect of the First Tier Revolver Collateral in connection with any Bankruptcy Event in respect of any Loan Party which could otherwise be asserted or raised in connection with such Bankruptcy Event by any Silent Revolver Collateral Lienholder (in each case, in its respective capacity as such) as a creditor and/or equity holder of the applicable Loan Party, including without limitation any claim, motion, objection or argument seeking or opposing adequate protection or relief from the automatic stay in respect of the First Tier Revolver Collateral.

                           (B) until such time as all Term Secured Obligations
                  have been paid in full in cash and the Term Release Conditions shall have been satisfied, none of the Secured Revolver Parties or the Junior Secured Parties (in each case, in their respective capacities as such) (collectively, for purposes of this Section 22(a), the "Silent Term Collateral Lienholders") shall assert, or make any request or demand upon the Collateral Agent to assert any claim, motion, objection, or argument in respect of the First Tier Term Collateral in connection with any Bankruptcy Event in respect of any Loan Party which could otherwise be asserted or raised in connection with such Bankruptcy Event by any Silent Term Collateral Lienholder (in each case, in its capacity as such) as a creditor and/or equity holder of the applicable Loan Party, including without limitation any claim, motion, objection or argument seeking or opposing adequate protection or relief from the automatic stay in respect of the First Tier Term Collateral.

                 (ii) Without limiting the generality of the foregoing, if a Bankruptcy Event occurs in respect of any Loan Party:

                           (A) the Collateral Agent (on behalf of the Secured
                  Revolver Lender Parties) may, without seeking or obtaining the consent of the Silent Revolver Collateral Lienholders as holders of an interest in the First Tier Revolver Collateral, contest or consent to the use of cash collateral (excluding Collateral that is not First Tier Revolver Collateral) on such terms and conditions and in such amounts as the Secured Revolver Lender Parties, in their sole discretion, may decide in accordance with the Revolver Credit Agreement;

                           (B) the Collateral Agent (on behalf of the Secured
                  Term Lender Parties) may, without seeking or obtaining the consent of the Silent Term Collateral Lienholders as holders of an interest in the First Tier Term Collateral, contest or consent to the use of cash collateral (excluding Collateral that is not First Tier Term Collateral) on such terms and conditions and in such amounts as the Secured Term Parties, in their sole discretion, may decide in accordance with the Term Credit Agreement;

                           (C) (1) the Secured Revolver Lender Parties may, in
                  accordance with the Revolver Credit Agreement, consent to postpetition financing (whether provided by a Secured Revolver Lender Party or by a third party) for QSC and its Subsidiaries secured by a priority lien on the First Tier Revolver Collateral, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as such Secured Revolver Lender Parties, in their sole discretion, may decide, without seeking or obtaining the consent of the Silent Revolver Collateral Lienholders as holders of an interest in the First Tier Revolver Collateral, and none of the Silent

                  Revolver Collateral Lienholders (in each case, in their respective capacities as such) shall oppose such financing (or the granting of a priority lien on the First Tier Revolver Collateral in connection therewith) as holders of an interest in the First Tier Revolver Collateral, and (2) the Secured Term Lender Parties may, in accordance with the Term Credit Agreement, consent to postpetition financing (whether provided by a Secured Term Lender Party or by a third party) for the QSC and its Subsidiaries secured by a priority lien on the First Tier Term Collateral, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as such Secured Term Lender Parties, in their sole discretion, may decide, without seeking or obtaining the consent of Silent Term Collateral Lienholders as holders of an interest in the First Tier Term Collateral, and none of the Silent Term Collateral Lienholders (in each case, in their respective capacities as such) shall oppose such financing (or the granting of a priority lien on First Tier Revolver Collateral in connection therewith) as holders of an interest in the First Tier Term Collateral;

                           (D) (1) none of the Silent Revolver Collateral
                  Lienholders shall oppose the use by any Loan Party of cash collateral (excluding Collateral that is not First Tier Revolver Collateral or Proceeds thereof) on the basis that its interest in the First Tier Revolver Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by the Secured Revolver Lender Parties in accordance with the Revolver Credit Agreement, and
                  (2) none of the Silent Term Collateral Lienholders (in each case, in their respective capacities as such) shall oppose the use by any Loan Party of cash collateral (excluding Collateral that is not First Tier Term Collateral or Proceeds thereof) on the basis that its interest in the First Tier Term Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by the Secured Term Lender Parties in accordance with the Term Credit Agreement; and

                           (E) (1) none of the Silent Revolver Collateral
                  Lienholders shall oppose any sale or other disposition of any assets comprising part of the First Tier Revolver Collateral free and clear of security interests, liens or other claims of any party, including the Silent Revolver Collateral Lienholders, under Section 363 of the Bankruptcy Code on the basis that the interest of the Silent

                  Revolver Collateral Lienholders in the First Tier Revolver Collateral is impaired by such sale or inadequately protected as a result of such sale if the Secured Revolver Lender Parties have consented to such sale or disposition of such assets in accordance with the Revolver Credit Agreement, and
                  (2) none of the Silent Term Collateral Lienholders shall oppose any sale or other disposition of any assets comprising part of the First Tier Term Collateral free and clear of security interests, liens or other claims of any party, including the Silent Term Collateral Lienholders, under
                  Section 363 of the Bankruptcy Code on the basis that the interest of the Silent Term Collateral Lienholders in the First Tier Term Collateral is impaired by such sale or inadequately protected as a result of such sale if the Secured Term Parties have consented to such sale or disposition of such asset in accordance with the Term Credit Agreement.

                (iii) (A) To the extent that any Secured Revolver Party (in its capacity as such) realizes any amounts, or otherwise receives any payments, with respect to any First Tier Revolver Collateral (or Proceeds thereof) which payments are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Revolver Secured Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect enjoying all rights and benefits of this Agreement as if such payments or proceeds had not been received by such Secured Revolver Party.

                           (B) To the extent that any Secured Term Party (in its
                  capacity as such) realizes any amounts, or otherwise receives any payments, in respect of the First Tier Term Collateral (or Proceeds thereof) which payments are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Term Secured Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect enjoying all rights and benefits of this Agreement as if such payments or proceeds had not been received by such Secured Term Party.

                 (iv) Notwithstanding any other provision of this Section
         22(a), each of the Secured Revolver Parties, the Secured Term Parties and the Junior Secured Parties (in their respective capacities as such) shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Secured Revolver Parties or the Secured Term Parties (in their respective capacities as such), including, without limitation, (A) claims of the Secured Revolver Parties secured by the First Tier Term Collateral, if any, and (B) claims of the Secured Term Parties secured by the First Tier Revolver Collateral, if any.

         (b) (i) All rights and interests of the Secured Revolver Lender Parties (in their capacities as such) hereunder in respect of the Revolver Secured Lender Obligations, and all agreements and obligations of the Silent Revolver Collateral Lienholders (in their respective capacities as such) under this Section 22, and (ii) all rights and interests of the Secured Term Lender Parties (in their capacities as such) hereunder in respect of the Term Secured Lender Obligations, and all agreements and obligations of the Silent Term Collateral Lienholders (in their respective capacities as such) under this
Section 22, shall, in each case, remain in full force and effect irrespective of:

                           (A) any lack of validity or enforceability of any
                  other Loan Document or any other agreement or instrument relating thereto;

                           (B) any change in the time, manner or place of, or in
                  any other term of, all or any of the Revolver Secured Obligations, or any amendment or waiver of or any consent to departure from any provision of the Revolver Credit Agreement or any other Revolver Loan Document, provided that such change, amendment, waiver or consent is permitted pursuant to the terms of the Revolver Credit Agreement and the other Revolver Loan Documents;

                           (C) any change in the time, manner or place of, or in
                  any other term of, all or any of the Term Secured Obligations, or any amendment or waiver of or any consent to departure from any provision of the Term Credit Agreement or any other Term Loan Document, provided that such change, amendment, waiver or consent is permitted pursuant to the terms of the Term Credit Agreement and the other Term Loan Documents;

                           (D) any exchange, release, nonperfection, or
                  unenforceability of any lien or security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Revolver Secured Obligations or all or any of the Term Secured Obligations, as applicable; or

                           (E) any other circumstances which might otherwise
                  constitute a defense available to, or a discharge of, any Loan Party in respect of the Revolver Secured Obligations, the Term Secured Obligations or any other Secured Obligation, as the case may be.

         SECTION 23. Fees and Expenses; Indemnification. (a) Each Borrower will forthwith upon demand pay to the Collateral Agent the amount of any fees that the Borrowers shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement. Additionally, the Borrowers jointly and severally agree to pay to the Collateral Agent forthwith upon demand:

                  (i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon that is not a Permitted Lien;

                 (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such reasonable expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under and in accordance with the Security Documents; and

                 (iii) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against (in each case, to the extent permitted by law), any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct.

Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus (x) so long as any Term Loans are outstanding, the rate applicable to Base Rate Loans under (and as defined in) the Term Credit Agreement for such day or
(y) if no Term Loans are outstanding, the rate applicable to Base Rate Loans under (and as defined in) the Revolver Credit Agreement for such day.

         (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrowers jointly and severally agree to pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

         SECTION 24. Authority to Administer Collateral. Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrowers' expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor's Collateral:

                  (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                  (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                  (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

                  (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Lien Grantor at least ten days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC
Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

         SECTION 25. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

         SECTION 26. General Provisions Concerning the Collateral Agent. (a) Authority. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) Rights and Powers as a Secured Party. The bank serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Qwest Company or Affiliate thereof as if it were not the Collateral Agent hereunder.

         (c) Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing,
(a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by a majority of the holders at any time of the relevant First Tier Obligations (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 27(f) of this Agreement), and (c) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Qwest Company that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of a majority of the holders at any time of the relevant First Tier Obligations (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 27 of this Agreement) or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Administrative Agent under the Revolver Credit Agreement, the Administrative Agent under the Term Credit Agreement, a Borrower or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document.

         (d) Authority to Rely on Certain Writings, Statements and Advice. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for a Lien Grantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert.

         (e) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 25 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

         (f) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Lenders, their Secured Obligations and actions taken by them, (ii) any Secured Party (or any trustee, agent or similar representative designated pursuant to Section 29 to supply such information) for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources, and (iii) any Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

         (g) Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the Lenders and each Secured Party Requesting Notice, copies of any certificate designating additional obligations as Secured Obligations received by the Collateral Agent pursuant to Section 29 and any notice given by the Collateral Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 19, 21, 24, 26(i) or 27.

         (h) The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties holding First Tier Obligations not joining in such notice, consent, direction or instruction.

         (i) Resignation; Successor Collateral Agent. The Collateral Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Secured Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Required Secured Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be either (i) a bank having (x) an office in New York, New York and (y) combined capital and surplus of at least $400,000,000, or an Affiliate of any such bank or (ii) another bank that is reasonably acceptable to the Borrowers (or an Affiliate of such bank). Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by each Borrower to a successor Collateral Agent shall be the same as those payable by such Borrower to such Collateral Agent's predecessor unless otherwise agreed by such Borrower and such successor Collateral Agent. After the Collateral Agent's resignation hereunder, the provisions of this Section and Section 25 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. If no successor agent has accepted appointment as Collateral Agent by the date which is 30 days following the retiring Collateral Agent's notice of resignation, the retiring Agent's resignation shall at its election nevertheless become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Secured Lenders appoint a successor agent as provided above; provided that if such resignation of the Collateral Agent becomes effective in accordance with the foregoing sentence when no Lender is a Secured Party, the Secured Parties at the time of such resignation, in consultation with the Borrowers, shall appoint a successor Collateral Agent.

         SECTION 27. Termination of Transaction Liens; Release of Collateral.

         (a) The Transaction Liens granted by each Lien Grantor to secure its Secured Guarantee shall terminate when its Secured Guarantee is released pursuant to Section 9.03 of the Revolver Credit Agreement or Section 9.03 of the Term Credit Agreement, as applicable.

         (b) The Transaction Liens granted by the Revolver Borrower to secure its Revolver Secured Obligations shall terminate when all the Revolver Release Conditions are satisfied.

         (c) The Transaction Liens granted by the Term Borrower to secure its Term Secured Obligations shall terminate when all the Term Release Conditions are satisfied.

         (d) The Transaction Liens on any QwestDex Asset Collateral that is the subject of a sale permitted under both the Revolver Credit Agreement and the Term Credit Agreement shall terminate upon consummation of such permitted asset sale, whereupon the proceeds from such permitted asset sale shall be applied

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

in accordance with Section 2.11(c) of the Revolver Credit Agreement and Section 2.11(b) of the Term Credit Agreement.

         (e) The Transaction Liens on all of the QwestDex Asset Collateral will cease to secure the Revolver Secured Obligations (but shall remain in full force and effect with respect to any other Secured Obligations then secured by such Collateral) on the earliest date on which (i) the aggregate Revolver Commitments have been reduced to an aggregate amount not exceeding $1,250,000,000, (ii) no obligations are owed by QwestDex to any affiliate of QCII (other than QSC),
(iii) no obligations are owed by QwestDex Holdings to Qwest Capital Funding, Inc. and (iv) all Transaction Liens on the Pledged Equity Interests in QwestDex securing the Term Secured Obligations have terminated, such that the Revolver Secured Obligations are secured by a first priority Transaction Lien on such Pledged Equity Interests in QwestDex.

         (f) At any time before the Transaction Liens granted by either Borrower terminate, the Collateral Agent may, at the written request of such Borrower,
(i) release any Collateral (but not (x) all or substantially all of the Collateral or (y) all or any substantial portion of either the First Tier Revolver Collateral or the First Tier Term Collateral) with the prior written consent of the Required Secured Lenders, (ii) release all or any substantial portion of the First Tier Revolver Collateral with the prior written consent of all of the Secured Revolver Lender Parties, (iii) release all or any substantial portion of the First Tier Term Collateral with the prior written consent of all of the Secured Term Parties or (iv) release all or substantially all of the Collateral with the prior written consent of all of the Lenders.

         (g) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

         SECTION 28. Additional Lien Grantors. Any QwestDex Company may become a party hereto by signing and delivering to the Collateral Agent a Security and Pledge Agreement Supplement, whereupon such QwestDex Company shall become a "Lien Grantor" as defined herein.

         SECTION 29. Additional Permitted Secured Obligations. After the date hereof, any Lien Grantor may from time to time, designate any other obligation as an additional secured obligation for purposes hereof (any such additional secured obligation, an "Additional Permitted Secured Obligation") by delivering to the Collateral Agent (a) a certificate signed by the chief financial officer or chief accounting officer of such Lien Grantor (i) identifying the obligation so designated and the aggregate principal or face amount thereof, stating that such obligation is designated as an Additional Permitted Secured Obligation for purposes hereof, (ii) representing that, after giving effect to the designation of such obligation as an Additional Permitted Secured Obligation, (x) the aggregate amount of all Additional Permitted Secured Obligations will not exceed the sum of $3,000,000,000 plus the aggregate amount of Debt (as defined in the Revolver Credit Agreement) incurred by the Revolver Borrower in reliance on
Section 5.12(h) of the Revolver Credit Agreement and (y) no default shall have occurred under any of the Company Indentures and (iii) specifying the name and address of the holder of such obligation or of a trustee, agent or similar representative designated to supply information with respect to such additional Secured Obligation to the Collateral Agent as contemplated by Section 26(f) and (b) an Additional Secured Party Consent, executed by the holder of such obligation; provided that no obligation of a Lien Grantor shall be an Additional Permitted Secured Obligation unless (a) such obligation is permitted under both the Revolver Credit Agreement and the Term Credit Agreement, (b) the Lien securing such obligation is permitted by Section 5.07(i)(iv) of the Revolver Credit Agreement and (c) the Lien securing such obligation is permitted by
Section 5.07 of the Term Credit Agreement.

         SECTION 30. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile, addressed to it at its facsimile number specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

                  (a) in the case of any Lien Grantor listed on the signature pages hereof:

                           Qwest Services Corporation
                           1801 California Street
                           Denver, CO 80202
                           Attention: Chief Financial Officer
                           Facsimile: (303) 296-4920

                           with a copy to:

                           Qwest Services Corporation
                           1801 California Street

                           Denver, CO 80202
                           Attention: General Counsel
                           Facsimile: (303) 296-5974

                  (b) in the case of any other Lien Grantor, its address, facsimile number or e-mail address set forth in its first Security and Pledge Agreement Supplement;

                  (c) in the case of the Collateral Agent:

                           Bank of America, N.A.
                           901 Main Street, 14th Floor
                           Dallas, TX 75202-3714
                           TX1-492-14-11
                           Attention: Mickey McLean
                           Facsimile: (214) 290-9508

                  (d) in the case of any Revolver Lender or Term Lender, to the Collateral Agent to be forwarded to such Lender at its address or facsimile number specified in or pursuant to Section 10.01 of the applicable Credit Agreements; or

                  (e) in the case of any Secured Party Requesting Notice, such address or facsimile number as such party may hereafter specify by notice to the Collateral Agent.

Any party may change its address or facsimile number for purposes of this Section by giving notice of such change to the Collateral Agent and the Lien Grantors in the manner specified above.

         SECTION 31. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

         SECTION 32. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured

Party's interest in any Secured Obligation is assigned or otherwise transferred, in accordance, in the case of Revolver Secured Obligations and the Term Secured Obligations with the terms of the Revolving Credit Agreement or the Term Credit Agreement, respectively, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

         SECTION 33. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing enter into by the parties hereto, with the consent of the Required Secured Lenders; provided that no such waiver, amendment or modification shall (a) unless signed by all of the Lenders, change the number of Lenders (or the percentage of Revolver Commitments or Term Commitments, or the aggregate unpaid principal amount of the Revolver Loans or Term Loans) which shall be required for the Lenders or any of them to take any action under (i) this Section 33, (ii) any provision of Section 27 specifying the circumstances under which consent of any or all Lenders is required to release Collateral or
(iii) any other provision of this Agreement, or (b) unless signed by all of the Lenders who would be adversely affected thereby, change any provision of Section 20, Section 21 or Section 22. No such waiver, amendment or modification shall by its terms affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder (taking into account the relative priorities of the Lenders' Transaction Liens hereunder), without the consent of such Secured Party.

         SECTION 34. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

         SECTION 35. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT

IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 36. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and
(ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        QWEST SERVICES CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        QWEST DEX HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        QWEST DEX, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        BANK OF AMERICA, N.A., as Collateral
                                            Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Acknowledged and agreed by:


BANK OF AMERICA, N.A., as
Administrative Agent under the
Revolver Credit Agreement

By:
    ------------------------------------
Name:
Title:


BANK OF AMERICA, N.A., as
Administrative Agent under the
Term Loan Agreement


By:
    ------------------------------------
Name:
Title: